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                                                                    Exhibit 10.2

                                AGREEMENT OF SALE
                                -----------------


         THIS AGREEMENT OF SALE, dated August 5, 2005, is made by and between The Commomwealth Group, Ltd., a Delaware corporation ("Buyer") and Artesian Development Corporation, a Delaware corporation ("Seller").

         1. PROPERTY. Seller agrees to convey to Buyer, and Buyer agrees to purchase the land, with improvements erected thereon, if any, located on Churchmans Road, New Castle County, Delaware and designated by the New Castle County taxing authorities as Tax Parcel No. 09-19.00-043 ("Property").

         2. PURCHASE PRICE. Buyer shall pay Seller ONE MILLION THREE HUNDRED FIFTY THOUSAND AND NO/100 Dollars ($1,350,000.00) for the Property, payable as follows: (i) $170,000.00 within fourteen days (14) of signing of this Agreement (collectively with $30,000 previously paid, the "Deposit"), said sum to be deposited by Buyer with Seller and delivered and disbursed at settlement or sooner in accordance with the provisions of this Agreement; and (ii) the balance of the purchase price, at the time of settlement hereunder. If Seller gives notice to Buyer at least five banking days prior to settlement, the net proceeds of sale payable to Seller shall be paid by wire transfer or by cashiers or certified check as specified by Seller.

         3. MORTGAGE CONTINGENCY. This sale and settlement hereunder are NOT contingent upon Buyer's obtainment of any bank or other financing.

         4. SETTLEMENT. Settlement shall be held at 10:00 a.m. at the offices of Buyer's counsel in New Castle County, Delaware on a date to be selected by Buyer and noticed to Seller not less than fourteen (14) days in advance, which date shall be not later than 12 months following Seller's execution and delivery of this Agreement to Buyer.

         5. POSSESSION. Possession of the Property shall be delivered by Seller to Buyer at settlement.

         6. TRANSFER TAXES; PRO-RATED CHARGES. Applicable transfer taxes shall be paid one-half by Buyer and one-half by Seller. Taxes, water, sewer and any other lienable charges imposed by the State of Delaware and any political subdivision thereof shall be apportioned at the time of settlement.

         7. TITLE. Title to the Property is to be conveyed by deed of special warranty and is to be good, marketable, fee simple absolute title of record, free and clear of all liens and encumbrances of record and free and clear of zoning and subdivision violations, but subject to all existing easements and restrictions of record provided that same do not materially interfere with Buyer's intended use of the Property. If Seller is unable to give a good and marketable title meeting the foregoing requirements, such as will be insured at regular rates by a title insurer duly authorized to transact insurance in the state of Delaware, Buyer shall have the option of taking such title as Seller can give, without reduction of the purchase price, or of being repaid all deposit money, in which case this Agreement shall become null and void. Seller agrees to execute and deliver such title affidavits and other documents as may be reasonably required by the title company undertaking to insure title to the Property.




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         8. INCLUSIONS IN SALE. Intentionally omitted.

         9. BUYER'S CONTINGENCIES. The purchase and sale provided for herein is subject to the following contingencies for the benefit of the Buyer:

         (a) receipt of:

                  (i) in final and unappealable form of all such governmental approvals (the "Development Approvals") as are necessary to permit development and use of the Property as a medical office facility incorporating not less than 42,000 square feet of leasable space together with other related amenities in accordance with designs and specifications reasonably satisfactory to Buyer (the "Improvements"); and

                  (ii) an environmental audit report from an environmental consulting firm selected by Buyer demonstrating that the Property complies with all federal, state and local environmental laws and regulations and that there exists no condition upon the Property that is more likely than not to require remedial or corrective measures pursuant to such laws as interpreted as of the date of final settlement;

         (b) the absence of any building moratorium or similar restriction, however denominated, which would prevent or delay development and occupancy of the Improvements or the improvements located on the Property;

         (c) the absence of any condemnation proceedings pending or threatened against the Property; and

         (d) the truth of the representations and warranties of Seller set forth in this Agreement.

         In connection with satisfying the contingencies set forth in this paragraph and elsewhere in this Agreement, Seller agrees: (i) to furnish to Buyer all title reports, surveys, plans, results of engineering, soil and environmental studies and all other information Seller has in its possession or control with respect to the Property; and (ii) to permit Buyer the right to enter onto the Property for the purpose of conducting such activities as are contemplated in this Agreement. Seller further agrees to cooperate with Buyer in satisfying the contingencies contained in this Agreement.

         Buyer agrees to assume responsibility for satisfying the contingencies set forth in this paragraph at its sole cost and expense.




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         In the event that as of the time of settlement any of the foregoing contingencies shall remain unsatisfied, Buyer shall have the option to declare this Agreement null and void whereupon all deposit moneys shall be retained by Seller as its sole liquidate damages and the rights and obligations of the parties shall be at an end.

         9A. SELLER'S CONTINGENCIES. The purchase and sale provided for herein is subject to the following contingencies for the benefit of the Seller:

         (a) execution and delivery of such easements and other agreements as are necessary to establish a right of pedestrian and vehicular ingress, egress and regress to and from the property designated by the New Castle County taxing authorities as Tax Parcel 09-019.00-042 (the "Remaining Property") and Churchmans Road via the private street which is located on the Property, including a reasonable allocation of the cost and expense of maintaining, repairing, and replacing such street between and among the property owners benefiting from same; and

         (b) execution and delivery of such easements and other agreements as are necessary to provide for facilities for the administration of storm water run off from each of the Property and the Remaining Property in a manner which: (i) preserves substantially intact the developability of such properties; and (ii) is consistent with the requirements of authorities having jurisdiction, and which provide for a reasonable allocation of the cost and expense of maintaining, repairing, and replacing such facilities between and among the property owners benefiting from same.

         10. RISK OF LOSS. Any loss or damage to the Property by fire, windstorm or other casualty prior to settlement shall be borne by Seller.

         11. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Purchaser as follows:

         (a) that except as otherwise provided herein or as may be disclosed by a title search of the Property, other than Seller there are no other persons or entities in possession of the Property or of any part thereof, and no party has been granted any license, lease, or other right relating to the use or possession of any of the Property, or any part thereof;

         (b) that to Seller's knowledge, Seller has good and indefeasible fee simple title to the Property;

         (c) that Seller has not received notice of, and has no other knowledge or information of, any pending or contemplated change in any legal requirements applicable to the Property, of any pending or threatened judicial or administrative action, or any action pending or threatened by adjacent landowners or other persons, any of which would result in a material change in the physical condition of the Property, or any part thereof, or in any way limit or impede, in any material respect, use of the Property, or any part thereof;







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         (d) that the execution and delivery of this Agreement and the consummation of the transaction herein contemplated will not conflict with or, with or without notice or the passage of time, or both, result in a breach of, any judgment, order, or decree of any court having jurisdiction over Seller or Seller's properties;

         (e) that except for debts, liabilities, and obligations for which provision is herein made for proration or which will be paid at final settlement, there will be no debts, taxes, liabilities or obligations of Seller with respect to the Property outstanding as of final settlement; and

         (f) that Seller is not a "foreign person" as that term is defined in
         Section 1445 of the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

         12. ENTIRE AGREEMENT. Except as otherwise specified in this Agreement, Buyer agrees to purchase the Property "AS IS", in its present condition. Buyer and Seller agree that they have read and fully understand this Agreement, that it contains the entire agreement between them and that they do not rely on any written or oral representation or statement not expressly written in this Agreement. This Agreement shall not be amended except in writing signed by Buyer and Seller.

         13. ESCROW AGENT. The Escrow Agent named herein will have no liability to either Buyer or Seller for performance of any of the terms and conditions of this Agreement except to hold and pay over deposit money as specifically provided herein. Escrow Agent agrees to hold all funds delivered to it hereunder in an interest bearing account at a commercial bank doing business in Wilmington, Delaware with interest accruing to the benefit of Buyer. Buyer acknowledges that Escrow Agent is acting as counsel to Seller hereunder and waives the right to assert any conflict of interest relating thereto.

         14. TIME OF ESSENCE; DEFAULT OF BUYER; TENDER. Time is of the essence of this Agreement. If Buyer fails to perform any of the terms or conditions of this Agreement, Seller shall have the right and option to declare this Agreement null and void and to receive and retain deposit as liquidated damages for such default by Buyer as Seller's sole remedy.






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         15. NOTICES. Any notice to Buyer hereunder shall be addressed to:

                  The Commonwealth Group, Ltd.
                  300 Water Street, Suite 300
                  Wilmington, Delaware  19801

                           Attention:  Timothy L. Jones

and any notice to Seller hereunder shall be addressed to:

                  Artesian Development Corporation
                  664 Churchman's Road
                  Newark, Delaware  19702

                           Attention: John J. Schreppler, II, Esquire

All notices shall be in writing, shall be delivered by facsimile, by hand, or mailed by first class mail, postage prepaid, and shall be effective when delivered or when mailed.

         16. SUCCESSION. This Agreement shall not be assigned by Buyer without Seller's prior written consent which may be granted or withheld in Seller's sole and absolute discretion, except that Buyer may without Seller's consent assign this Agreement to an entity that is under common control with Buyer.

         17. MISCELLANEOUS. Delaware law governs this Agreement. The paragraph captions of this Agreement are inserted for purposes of convenient reference only and are not intended to limit or enlarge the substance of this Agreement.


         18. COMMISSIONS. Buyer and Seller represent to each other that neither has dealt with any real estate broker or salesperson in connection with this transaction. Each party agrees to indemnify and hold the other party harmless from and against any and all claims by real estate brokers or salespersons which are founded upon any actual or alleged agreement or course of dealing between such brokers or salespersons and such party.

         19. NO RECORDING. This Agreement shall not be recorded in the office of any recorder or in any other office or place of public record. If Buyer shall record this Agreement or cause or permit it to be recorded, Seller may, at Seller's option, elect to treat such act as a breach of this Agreement. Seller or its affiliate will disclose this Agreement pursuant to the federal securities laws.

         20. LIKE KIND EXCHANGE. Seller reserves the right to consummate this transaction via a like kind exchange of properties pursuant to section 1031 of the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder, or analogous provision of any successor law. Buyer agrees to cooperate with Seller in connection with any such exchange provided that settlement hereunder shall not be delayed, nor contingent upon such exchange, and such cooperation shall not expose Buyer to any cost, expense, or direct or contingent liability.






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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement or have caused same to be executed by their duly authorized representatives as of the dates set forth beneath their respective names.



                                              Buyer

/s/ Tim Jones                                 THE COMMOMWEALTH GROUP, LTD
-------------------------------------
Attest:

                                      Name:  /s/ R. Robert Ruggio
                                              ----------------------------------
                                      Title:  R. Robert Ruggio, Vice-President
                                              ----------------------------------

                                      Date:   5 August 2005
                                              ----------------------------------



                                              Seller

/s/David B. Spacht                            ARTESIAN DEVELOPMENT CORPORATION
-------------------------------------
Attest:

                                       Name:  /s/ Dian C. Taylor
                                              ----------------------------------

                                      Title:  Dian C. Taylor, President and CEO
                                              ----------------------------------

                                      Date:   5 August 2005
                                              ----------------------------------








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